Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

May 1, 2015

Duke Energy reports first quarter 2015 adjusted earnings

•	First quarter 2015 adjusted diluted earnings per share (EPS) were $1.24, compared to $1.17 for the first quarter 2014

•	Reported diluted EPS of $1.22 for first quarter 2015, compared to a reported net loss of $0.14 in first quarter of 2014

•	Reported results for first quarter 2014 included a pre-tax impairment charge of approximately $1.4 billion, or $1.23 per share, related to the Midwest Generation business

•	Completed sale of Midwest Generation business and commenced a $1.5 billion accelerated stock repurchase program in early April

•	Company affirms its 2015 adjusted diluted earnings guidance range of $4.55 to $4.75 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2015 adjusted diluted EPS of $1.24, compared to $1.17 for first quarter 2014. First quarter 2015 reported EPS was $1.22, compared to a net loss of $0.14 for first quarter 2014.

First quarter 2015 adjusted diluted EPS reflected strong results at the company’s regulated businesses driven by cold winter weather and strong operational performance. Additionally, the Midwest Generation business, which was sold to Dynegy on April 2, 2015, benefitted from higher wholesale capacity prices and energy margins. These favorable drivers were partially offset by macro-economic headwinds at International Energy related to the ongoing drought in Brazil and lower MTBE prices at National Methanol.

Based upon results through the first quarter, the company remains on track to achieve its 2015 adjusted diluted earnings guidance range of $4.55 to $4.75 per share.

“I am pleased with our operational and financial performance in the first quarter,” said Lynn Good, president and CEO. “Our customers needed a record amount of electricity during the exceptionally cold weather in February, and we were there. We were also quick to respond during numerous winter storms that caused significant outages.

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“We continue to make progress on our strategic initiatives, including closing the transaction to sell our Midwest Generation business to Dynegy and obtaining provisions to enable the NCEMPA purchase transaction in North Carolina,” Good added.

Business unit results

In addition to the summary business unit discussion below, a comprehensive table of quarterly adjusted earnings per share drivers compared to the prior year is provided on page 14.

The discussion below of first-quarter results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 22 through 23 present a reconciliation of reported results to adjusted results.

Regulated Utilities

Regulated Utilities recognized first quarter 2015 adjusted segment income of $774 million, compared to $737 million in the first quarter 2014, an increase of 5 cents per share.

Higher quarterly results at Regulated Utilities were primarily driven by:

•	Increased wholesale net margins (+$0.04 per share) primarily due to growth in contracted amounts

•	Favorable rider adjustments (+$0.03 per share), including increased energy efficiency programs

These favorable drivers were partially offset by:

•	Higher O&M expenses (-$0.02 per share) due to timing of fossil outages and higher nuclear costs, including impacts of nuclear outage cost levelization partially offset by lower storm costs

•	Lower weather-normal retail customer volumes (-$0.02 per share) of -0.7 percent compared to an increase of 2.6 percent in the first quarter of 2014. The prior year increase was partially due to unusual changes in customer usage patterns resulting from the extended periods of cold weather

International Energy

International Energy recognized first quarter 2015 adjusted segment income of $36 million, compared to $130 million in the first quarter 2014, a decrease of $0.13 per share.

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Lower quarterly results at International Energy were primarily driven by:

•	Unfavorable results in Latin America (-$0.10 per share) primarily due to lower hydro generation volumes and higher purchased power costs resulting from the multi-year drought in Brazil

•	Lower margins at National Methanol (-$0.02 per share), largely driven by lower MTBE prices

Commercial Power

Commercial Power recognized first quarter 2015 adjusted segment income of $95 million, compared to $10 million in the first quarter 2014, an increase of $0.12 per share. Commercial Power’s first quarter 2015 adjusted earnings include the impact of the Midwest Generation business, which was sold to Dynegy on April 2, 2015.

Higher quarterly results at Commercial Power were primarily driven by:

•	Stronger results from the Midwest Generation business (+$0.13 per share) primarily due to higher PJM capacity prices and increased generation margins

This favorable driver was partially offset by:

•	Lower results from the renewables business (-$0.01 per share) due to lower wind production in the United States

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized a first quarter 2015 adjusted net expense of $24 million, compared to net expense of $48 million in the first quarter 2014. The $0.03 per share increase was primarily driven by favorable quarterly income tax levelization adjustments.

The consolidated adjusted effective tax rate for first quarter 2015 was 32.4 percent, compared to 33.5 percent in the first quarter of 2014.

Accelerated Stock Repurchase Program

In connection with closing the transaction to sell the Midwest Generation business to Dynegy for $2.8 billion on April 2, 2015, Duke Energy commenced a $1.5 billion accelerated stock repurchase program (ASR). On April 6, 2015, Duke Energy received delivery of and retired approximately 16.6 million shares, which is approximately 85 percent of the total number of shares of Duke Energy common stock expected to be repurchased under the ASR. The final number of shares to be repurchased is dependent upon the daily volume-weighted average stock price of Duke Energy’s common stock during the term of the program.

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The final settlement of the ASR is expected to occur by the end of the third quarter of 2015. As a result of the ASR, weighted-average shares of Duke Energy common stock outstanding in 2015 are expected to be approximately 695 million.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to discuss Duke Energy’s financial performance for the quarter and other business updates.

The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 888-318-7469 in the United States or 719-785-1768 outside the United States. The confirmation code is 2235186. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 11, 2015, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 2235186. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for quarterly results in 2015 and 2014 include:

(In millions, except per-share amounts)	After-Tax Amount	1Q2015 EPS Impact	1Q2014 EPS Impact
First Quarter 2015
• Cost to achieve, Progress Energy merger	$(13)	$(0.02)
• Discontinued operations (1)(2)	$(4)	—
First Quarter 2014
• Asset impairment	$(59)		$(0.08)
• Cost to achieve, Progress Energy merger	$(34)		$(0.04)
• Economic hedges (mark-to-market)	$(3)		$(0.01)
• Discontinued operations (1)(3)	$(830)		$(1.18)

Total diluted EPS impact		$(0.02)	$(1.31)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest Generation business

(2)	Represents reported discontinued operations of $0.13 per diluted share, net of the Midwest generation operations results classified as discontinued operations of $0.13 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

(3)	Represents reported discontinued operations of $(1.19) per diluted share, net of the Midwest generation operations results classified as discontinued operations of ($0.01) per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

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Reconciliation of reported to adjusted diluted EPS for the quarter:

	1Q2015 EPS	1Q2014 EPS
Diluted EPS, as reported	$1.22	$(0.14)
Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.02	$1.31

Diluted EPS, adjusted	$1.24	$1.17

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to noncontrolling interests, adjusted for dollar and per share impact of mark-to-market impacts of economic hedges in the Commercial Power segment and special items including the operating results of the Midwest Generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. As result of the agreement in August of 2014 to sell the Disposal Group to Dynegy, the operating results of the Disposal Group are classified as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group classified as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial

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performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Power segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to noncontrolling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Power segment and special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods. The earnings guidance range assumptions for 2015 include a half-year of earnings contributions from the Midwest Generation business. Irrespective of discontinued operations accounting treatment, operating results from the Midwest Generation business remain in Duke Energy’s adjusted earnings, adjusted diluted EPS, and adjusted segment income. As a result of completing the sale on April 2, 2015, operating results of the Midwest Generation business will no longer be included, on a prospective basis, in Duke Energy’s financial results beginning in the second quarter 2015.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

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Duke Energy is the largest electric power holding company in the United States with more than $120 billion in total assets. Its regulated utility operations serve approximately 7.3 million electric customers located in six states in the Southeast and Midwest. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of the costs and liabilities relating to the Dan River ash basin release and compliance with current and any future regulatory changes related to the management of coal ash; the ability to recover eligible costs, including those associated with future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning nuclear facilities could prove to be more extensive than are currently identified and all costs may not be fully recoverable through the regulatory process; the risk that the credit ratings of the company or its subsidiaries may be different from what the companies expect; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from customer usage patterns, including energy efficiency efforts and use of alternative energy sources including self-generation and distributed generation technologies; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which

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Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers; the impact on facilities and business from a terrorist attack, cyber security threats, data security breaches and other catastrophic events; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest prospective undistributed earnings of foreign subsidiaries or repatriate such earnings on a tax-efficient basis; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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March 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2015	2014
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.09	$1.05
Diluted	$1.09	$1.05
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.13	$(1.19)
Diluted	$0.13	$(1.19)
Net income (Loss) attributable to Duke Energy Corporation common shareholders
Basic	$1.22	$(0.14)
Diluted	$1.22	$(0.14)
Weighted-average shares outstanding
Basic	708	706
Diluted	708	706

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities	$774	$737
International Energy	36	130
Commercial Power(a)	1	(32)

Total Reportable Segment Income	811	835
Other Net Expense(b)(c)	(37)	(87)
Intercompany Eliminations	(1)	(2)
Income (Loss) from Discontinued Operations, net of tax	91	(843)

Net Income (Loss) Attributable to Duke Energy Corporation	$864	$(97)

CAPITALIZATION
Total Common Equity	48%	48%
Total Debt	52%	52%

Total Debt	$43,763	$41,622
Book Value Per Share	$58.03	$57.64
Actual Shares Outstanding	708	707

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities	$1,262	$1,130
International Energy	12	9
Commercial Power	122	68
Other	58	61

Total Capital and Investment Expenditures	$1,454	$1,268

Note: Prior period operating results reflect reclassifications due to the impact of discontinued operations.

(a)	Includes an impairment charge of $59 million for the three months ended March 31, 2014, related to OVEC (net of tax of $35 million).
(b)	Includes cost to achieve the Progress merger of $13 million for the three months ended March 31, 2015 (net of tax of $8 million).
(c)	Includes cost to achieve the Progress merger of $34 million for the three months ended March 31, 2014 (net of tax of $21 million).

March 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except for GWh and MW amounts)	2015	2014
REGULATED UTILITIES
Operating Revenues	$5,723	$5,805
Operating Expenses	4,305	4,427
Gains on Sales of Other Assets, net	7	1

Operating Income	1,425	1,379
Other Income and Expenses	72	69
Interest Expense	275	270

Income Before Income Taxes	1,222	1,178
Income Tax Expense	448	441

Segment Income	$774	$737

Depreciation and Amortization	$698	$677

Duke Energy Carolinas GWh sales	22,468	23,693
Duke Energy Progress GWh sales	16,765	16,161
Duke Energy Florida GWh sales	8,473	8,661
Duke Energy Ohio GWh sales	6,767	6,479
Duke Energy Indiana GWh sales	8,728	8,874

Total GWh sales	63,201	63,868

Net Proportional MW Capacity in Operation	49,739	49,595

INTERNATIONAL ENERGY
Operating Revenues	$273	$382
Operating Expenses	207	231

Operating Income	66	151
Other Income and Expenses	14	57
Interest Expense	23	23

Income Before Income Taxes	57	185
Income Tax Expense	20	51
Less: Income Attributable to Noncontrolling Interests	1	4

Segment Income	$36	$130

Depreciation and Amortization	$23	$23

Sales, GWh	4,470	5,241
Proportional MW Capacity in Operation	4,335	4,600

COMMERCIAL POWER
Operating Revenues	$73	$81
Operating Expenses(a)	89	188

Operating Loss	(16)	(107)
Other Income and Expenses	2	5
Interest Expense	12	14

Loss Before Income Taxes	(26)	(116)
Income Tax Benefit(b)	(27)	(84)

Segment Income (Loss)	$1	$(32)

Depreciation and Amortization	$24	$27

Actual Coal-fired Plant Production, GWh	—	471
Actual Renewable Plant Production, GWh	1,310	1,589

Actual Plant Production, GWh	1,310	2,060

Net Proportional MW Capacity in Operation	1,415	1,886

OTHER
Operating Revenues	$27	$25
Operating Expenses(c)(d)	50	84
Gains on Sales of Other Assets, net	7	—

Operating Loss	(16)	(59)
Other Income and Expenses	1	6
Interest Expense	97	103

Loss Before Income Taxes	(112)	(156)
Income Tax Benefit(e)(f)	(77)	(69)
Less: Income Attributable to Noncontrolling Interests	2	—

Segment Net Expense	$(37)	$(87)

Depreciation and Amortization	$32	$28

Note: Prior period operating results reflect reclassifications due to the impact of discontinued operations.

(a)	Includes a pre-tax impairment charge of $94 million for the three months ended March 31, 2014, related to OVEC.
(b)	Includes a tax benefit of $35 million for the three months ended March 31, 2014, related to OVEC impairment.
(c)	Includes costs to achieve the Progress merger of $21 million for the three months ended March 31, 2015.
(d)	Includes costs to achieve the Progress merger of $53 million for the three months ended March 31, 2014.
(e)	Includes tax benefit related to costs to achieve the Progress merger of $8 million for the three months ended March 31, 2015.
(f)	Includes tax benefit related to costs to achieve the Progress merger of $21 million for the three months ended March 31, 2014.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2015	2014
Operating Revenues
Regulated electric	$5,457	$5,550
Nonregulated electric, natural gas, and other	377	491
Regulated natural gas	231	222

Total operating revenues	6,065	6,263

Operating Expenses
Fuel used in electric generation and purchased power - regulated	1,941	2,000
Fuel used in electric generation and purchased power - nonregulated	104	136
Cost of natural gas and other	111	116
Operation, maintenance and other	1,426	1,449
Depreciation and amortization	777	755
Property and other taxes	264	350
Impairment charges	—	96

Total operating expenses	4,623	4,902

Gain on Sales of Other Assets and Other, net	14	1

Operating Income	1,456	1,362

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	13	36
Other income and expenses, net	74	95

Total other income and expenses	87	131

Interest Expense	403	404

Income From Continuing Operations Before Income Taxes	1,140	1,089
Income Tax Expense from Continuing Operations	364	339

Income From Continuing Operations	776	750
Income (Loss) From Discontinued Operations, net of tax	91	(843)

Net Income (Loss)	867	(93)
Less: Net Income Attributable to Noncontrolling Interests	3	4

Net Income (Loss) Attributable to Duke Energy Corporation	$864	$(97)

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$1.09	$1.05
Diluted	$1.09	$1.05
Income (loss) from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$0.13	$(1.19)
Diluted	$0.13	$(1.19)
Net income (loss) attributable to Duke Energy Corporation common shareholders
Basic	$1.22	$(0.14)
Diluted	$1.22	$(0.14)
Weighted-average shares outstanding
Basic	708	706
Diluted	708	706

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$2,821	$2,036
Receivables (net of allowance for doubtful accounts of $16 at March 31, 2015 and $17 at December 31, 2014)	750	791
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $54 at March 31, 2015 and $51 at December 31, 2014)	2,016	1,973
Inventory	3,413	3,459
Assets held for sale	354	364
Regulatory assets	960	1,115
Other	2,008	1,837

Total current assets	12,322	11,575

Investments and Other Assets
Investments in equity method unconsolidated affiliates	343	358
Nuclear decommissioning trust funds	5,576	5,546
Goodwill	16,329	16,321
Assets held for sale	2,603	2,642
Other	3,207	3,008

Total investments and other assets	28,058	27,875

Property, Plant and Equipment
Cost	105,692	104,861
Accumulated depreciation and amortization	(35,400)	(34,824)
Generation facilities to be retired, net	9	9

Net property, plant and equipment	70,301	70,046

Regulatory Assets and Deferred Debits
Regulatory assets	11,279	11,042
Other	182	171

Total regulatory assets and deferred debits	11,461	11,213

Total Assets	$122,142	$120,709

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,920	$2,271
Notes payable and commercial paper	3,790	2,514
Taxes accrued	508	569
Interest accrued	490	418
Current maturities of long-term debt	2,800	2,807
Liabilities associated with assets held for sale	146	262
Regulatory liabilities	235	204
Other	2,014	2,188

Total current liabilities	11,903	11,233

Long-term Debt	37,173	37,213

Deferred Credits and Other Liabilities
Deferred income taxes	13,914	13,423
Investment tax credits	424	427
Accrued pension and other post-retirement benefit costs	1,170	1,145
Liabilities associated with assets held for sale	26	35
Asset retirement obligations	8,541	8,466
Regulatory liabilities	6,237	6,193
Other	1,667	1,675

Total deferred credits and other liabilities	31,979	31,364

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 708 million and 707 million shares outstanding at March 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	39,413	39,405
Retained earnings	2,309	2,012
Accumulated other comprehensive loss	(672)	(543)

Total Duke Energy Corporation stockholders' equity	41,051	40,875
Noncontrolling interests	36	24

Total equity	41,087	40,899

Total Liabilities and Equity	$122,142	$120,709

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$867	$(93)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:	588	1,466

Net cash provided by operating activities	1,455	1,373

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,471)	(1,286)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	801	(57)

Net increase in cash and cash equivalents	785	30
Cash and cash equivalents at beginning of period	2,036	1,501

Cash and cash equivalents at end of period	$2,821	$1,531

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

March 2015 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Power	Other	Consolidated
2014 YTD Reported Earnings Per Share, Diluted	$1.04	$0.18	$(0.05)	$(0.12)	$(0.14)

Asset Impairment	—	—	0.08	—	0.08
Costs to Achieve, Progress Merger	—	—	—	0.04	0.04
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.03)	0.02	(0.01)
Discontinued Operations					1.19

2014 YTD Adjusted Earnings Per Share, Diluted	$1.04	$0.18	$0.01	$(0.06)	$1.17

Pricing and Riders (a)	0.03	—	—	—	0.03

Volumes	(0.02)	—	—	—	(0.02)

Wholesale (b)	0.04	—	—	—	0.04

Operation and Maintenance, net of recoverables (c)	(0.02)	—	—	—	(0.02)

Latin America, including Foreign Exchange Rates (d)	—	(0.11)	—	—	(0.11)

National Methanol Company	—	(0.02)	—	—	(0.02)

Duke Energy Renewables (e)	—	—	(0.01)	—	(0.01)

Midwest Generation (f)	—	—	0.13	—	0.13

Change in effective income tax rate	—	—	—	0.03	0.03

Other (g)	0.02	—	—	—	0.02

2015 YTD Adjusted Earnings Per Share, Diluted	$1.09	$0.05	$0.13	$(0.03)	$1.24

Costs to Achieve, Progress Merger	—	—	—	(0.02)	(0.02)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.13)	—	(0.13)
Discontinued Operations					0.13

2015 YTD Reported Earnings Per Share, Diluted	$1.09	$0.05	$—	$(0.05)	$1.22

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

Note 3: Prior period operating results reflect reclassifications due to the impact of discontinued operations.

(a)	Primarily due to higher energy efficiency rider recovery in North Carolina and South Carolina (+$0.02).
(b)	Primarily due to higher volumes and capacity rates due to favorable weather and the implementation of new contracts.
(c)	Primarily due to higher nuclear costs, including impacts of nuclear outage levelization deferrals and related amortiztion (-$0.02), higher outage costs in the fossil fleet (-$0.02), and higher non-outage nuclear costs (-$0.01), partially offset by lower storm costs (+$0.05).
(d)	Primarily due to lower results in Brazil (-$0.08) due to lower sales volumes and higher purchased power costs resulting from ongoing drought conditions and decreased demand and lower results in Central America (-$0.02) due to lower generation and prices due to increased competition.
(e)	Primarily due to lower wind production.
(f)	Primarily due to higher PJM capacity revenues (+$0.05), improved generation margins (+$0.05) and the suspension of depreciation as a result of held for sale status (+$0.03), partially offset by the elimination of the Electric Stabilization Security Rider (-$0.02).
(g)	Amount for Regulated Utilities includes lower non-income taxes (+$0.02) and higher AFUDC-equity (+$0.02), partially offset by an increase in depreciation and amortization expense (-$0.02) due to higher depreciable base and the prior-year reduction in the cost of removal component of amortization expense for Duke Energy Carolinas.

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	24,030	24,193	(0.7%)	(1.7%)
General Service	18,282	18,147	0.7%	(0.1%)
Industrial	12,264	12,055	1.7%	0.6%
Other Energy Sales	152	150	1.3%
Unbilled Sales	(1,046)	(584)	(79.1%)	N/A

Total Retail Sales	53,682	53,961	(0.5%)	(0.7%)

Special Sales	9,519	9,907	(3.9%)

Total Consolidated Electric Sales - Regulated Utilities	63,201	63,868	(1.0%)

Average Number of Customers (Electric)
Residential	6,342,548	6,265,318	1.2%
General Service	947,745	939,046	0.9%
Industrial	18,183	18,374	(1.0%)
Other Energy Sales	22,952	22,458	2.2%

Total Regular Sales	7,331,428	7,245,196	1.2%

Special Sales (3)	65	64	1.6%

Total Average Number of Customers - Regulated Utilities	7,331,493	7,245,260	1.2%

Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	1,904	1,969	(3.3%)
Cooling Degree Days	4	—	0.0%

Variance from Normal
Heating Degree Days	15.0%	18.8%	n/a
Cooling Degree Days	(60.0%)	(100.0%)	n/a

Midwest - Actual
Heating Degree Days	3,120	3,313	(5.8%)
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	18.6%	25.3%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

Florida - Actual
Heating Degree Days	373	417	(10.6%)
Cooling Degree Days	234	144	62.5%

Variance from Normal
Heating Degree Days	(4.1%)	3.2%	n/a
Cooling Degree Days	36.0%	(18.2%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	First quarter 2014 includes 177 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings.

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	8,478	8,564	(1.0%)
General Service	6,859	6,781	1.2%
Industrial	5,075	4,914	3.3%
Other Energy Sales	77	73	5.5%
Unbilled Sales	(489)	(181)	(170.2%)

Total Regular Electric Sales	20,000	20,151	(0.7%)	(0.2%)

Special Sales	2,468	3,542	(30.3%)

Total Consolidated Electric Sales - Duke Energy Carolinas	22,468	23,693	(5.2%)

Average Number of Customers
Residential	2,108,669	2,081,865	1.3%
General Service	343,194	340,187	0.9%
Industrial	6,471	6,525	(0.8%)
Other Energy Sales	14,954	14,485	3.2%

Total Regular Sales	2,473,288	2,443,062	1.2%

Special Sales	26	26	0.0%

Total Average Number of Customers - Duke Energy Carolinas	2,473,314	2,443,088	1.2%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,941	2,042	(4.9%)
Cooling Degree Days	1	—	0.0%

Variance from Normal
Heating Degree Days	13.1%	19.1%	n/a
Cooling Degree Days	(90.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	First quarter 2014 includes 177 GWH of sales associated with the FERC mitigation contracts, for which the financial results are excluded from the Regulated Utilities segment earnings.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,767	5,580	3.4%
General Service	3,749	3,641	3.0%
Industrial	2,437	2,381	2.4%
Other Energy Sales	28	30	(6.7%)
Unbilled Sales	(441)	3	(14800.0%)

Total Regular Electric Sales	11,540	11,635	(0.8%)	(1.4%)

Special Sales	5,225	4,526	15.4%

Total Consolidated Electric Sales - Duke Energy Progress	16,765	16,161	3.7%

Average Number of Customers
Residential	1,269,070	1,251,608	1.4%
General Service	224,411	221,892	1.1%
Industrial	4,230	4,291	(1.4%)
Other Energy Sales	1,688	1,751	(3.6%)

Total Regular Sales	1,499,399	1,479,542	1.3%

Special Sales	15	15	0.0%

Total Average Number of Customers - Duke Energy Progress	1,499,414	1,479,557	1.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,867	1,896	(1.5%)
Cooling Degree Days	7	—	0.0%

Variance from Normal
Heating Degree Days	17.1%	18.5%	n/a
Cooling Degree Days	(36.4%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	4,104	4,051	1.3%
General Service	3,235	3,248	(0.4%)
Industrial	760	801	(5.1%)
Other Energy Sales	6	6	0.0%
Unbilled Sales	114	139	(18.0%)

Total Regular Sales	8,219	8,245	(0.3%)	(2.0%)

Special Sales	254	416	(38.9%)

Total Electric Sales - Duke Energy Florida	8,473	8,661	(2.2%)

Average Number of Customers
Residential	1,516,509	1,492,358	1.6%
General Service	192,560	190,437	1.1%
Industrial	2,256	2,301	(2.0%)
Other Energy Sales	1,542	1,555	(0.8%)

Total Regular Sales	1,712,867	1,686,651	1.6%

Special Sales	15	16	(6.3%)

Total Average Number of Customers - Duke Energy Florida	1,712,882	1,686,667	1.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	373	417	(10.6%)
Cooling Degree Days	234	144	62.5%

Variance from Normal
Heating Degree Days	(4.1%)	3.2%	n/a
Cooling Degree Days	36.0%	(18.2%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	2,681	2,779	(3.5%)
General Service	2,363	2,372	(0.4%)
Industrial	1,448	1,436	0.8%
Other Energy Sales	28	28	0.0%
Unbilled Sales	(133)	(242)	45.0%

Total Regular Electric Sales	6,387	6,373	0.2%	1.0%

Special Sales	380	106	258.5%

Total Electric Sales - Duke Energy Ohio	6,767	6,479	4.4%

Average Number of Customers
Residential	747,619	743,580	0.5%
General Service	87,173	86,251	1.1%
Industrial	2,536	2,522	0.6%
Other Energy	3,206	3,171	1.1%

Total Regular Sales	840,534	835,524	0.6%

Special Sales	1	1	0.0%

Total Average Number of Electric Customers - Duke Energy Ohio	840,535	835,525	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,962	3,109	(4.7%)
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	16.4%	21.4%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
MCF Sales (1)
Residential	22,178,905	23,585,941	(6.0%)
General Service	13,071,081	13,692,491	(4.5%)
Industrial	3,075,861	2,812,830	9.4%
Other Energy Sales	6,216,151	6,597,030	(5.8%)
Unbilled Sales	(353,000)	(2,467,000)	85.7%

Total Gas Sales - Duke Energy Ohio	44,188,998	44,221,292	(0.1%)	1.0%

Average Number of Customers
Residential	478,136	476,115	0.4%
General Service	45,340	45,299	0.1%
Industrial	1,706	1,717	(0.6%)
Other Energy	144	158	(8.9%)

Total Average Number of Gas Customers - Duke Energy Ohio	525,326	523,289	0.4%

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,962	3,109	(4.7%)
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	16.4%	21.4%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

March 2015

	Three Months Ended March 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	3,000	3,219	(6.8%)
General Service	2,076	2,105	(1.4%)
Industrial	2,544	2,523	0.8%
Other Energy Sales	13	13	0.0%
Unbilled Sales	(97)	(303)	68.0%

Total Regular Electric Sales	7,536	7,557	(0.3%)	(0.7%)

Special Sales	1,192	1,317	(9.5%)

Total Electric Sales - Duke Energy Indiana	8,728	8,874	(1.6%)

Average Number of Customers
Residential	700,681	695,907	0.7%
General Service	100,407	100,279	0.1%
Industrial	2,690	2,735	(1.6%)
Other Energy	1,562	1,496	4.4%

Total Regular Sales	805,340	800,417	0.6%

Special Sales	8	6	33.3%

Total Average Number of Electric Customers - Duke Energy Indiana	805,348	800,423	0.6%

Heating and Cooling Degree Days
Actual
Heating Degree Days	3,278	3,517	(6.8%)
Cooling Degree Days	—	—	0.0%

Variance from Normal
Heating Degree Days	20.7%	29.0%	n/a
Cooling Degree Days	(100.0%)	(100.0%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$774	$—		$—		$—		$—	$774
International Energy	36	—		—		—		—	36
Commercial Power	95	—		(94	)B	—		(94)	1

Total Reportable Segment Income	905	—		(94)		—		(94)	811
Other	(24)	(13	)A	—		—		(13)	(37)
Intercompany Eliminations	—	—		—		(1	)D	(1)	(1)

Total Reportable Segment Income and Other Net Expense	881	(13)		(94)		(1)		(108)	773
Discontinued Operations	—	—		94	B	(3	)C	91	91

Net Income (Loss) Attributable to Duke Energy Corporation	$881	$(13)		$—		$(4)		$(17)	$864

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.24	$(0.02)		$—		$—		$(0.02)	$1.22

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.24	$(0.02)		$—		$—		$(0.02)	$1.22

A -	Net of $8 million tax benefit. Recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $53 million tax benefit).
C -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	708
Diluted	708

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended March 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Asset Impairment		Midwest Generation Operations		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$737	$—		$—		$—		$—		$—		$—	$737
International Energy	130	—		—		—		—		—		—	130
Commercial Power	10	—		(59	)B	20	C	(3	)F	—		(42)	(32)

Total Reportable Segment Income	877	—		(59)		20		(3)		—		(42)	835
Other	(48)	(34	)A	—		(5	)C	—		—		(39)	(87)
Intercompany Eliminations	—	—		—		—		—		(2	)E	(2)	(2)

Total Reportable Segment Income and Other Net Expense	829	(34)		(59)		15		(3)		(2)		(83)	746
Discontinued Operations	—	—		—		(15	)C	—		(828	)D	(843)	(843)

Net Income (Loss) Attributable to Duke Energy Corporation	$829	$(34)		$(59)		$—		$(3)		$(830)		$(926)	$(97)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.17	$(0.04)		$(0.08)		$—		$(0.01)		$(1.18)		$(1.31)	$(0.14)

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.17	$(0.04)		$(0.08)		$—		$(0.01)		$(1.18)		$(1.31)	$(0.14)

A -	Net of $21 million tax benefit. $1 million recorded as a decrease in Operating Revenues, $53 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B -	Net of $35 million tax benefit. Recorded within Impairment Charges (Operating Expenses) on the Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $29 million tax benefit) and Other segment ($5 million of tax expense).
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business and the mark-to-market of economic hedges of the nonregulated Midwest generation business.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
F -	Net of $1 million tax benefit. Recorded within Operating Revenues on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	706
Diluted	706

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months Ended March 31, 2015

(Dollars in millions)

	Three Months Ended March 31, 2015
	Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,308
Costs to Achieve, Progress Energy Merger	(21)
Midwest Generation Operations	(147)

Reported Income From Continuing Operations Before Income Taxes	$1,140

Adjusted Tax Expense*	$425	32.4	%**
Costs to Achieve, Progress Energy Merger	(8)
Midwest Generation Operations	(53)

Reported Income Tax Expense From Continuing Operations	$364	31.9%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months Ended March 31, 2014

(Dollars in millions)

	Three Months Ended March 31, 2014
	Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$1,251
Asset Impairment	(94)
Costs to Achieve, Progress Energy Merger	(55)
Economic Hedges (Mark-to-Market)	(4)
Midwest Generation Operations	(9)

Reported Income From Continuing Operations Before Income Taxes	$1,089

Adjusted Tax Expense*	$420	33.5	%**
Asset Impairment	(35)
Costs to Achieve, Progress Energy Merger	(21)
Economic Hedges (Mark-to-Market)	(1)
Midwest Generation Operations	(24)

Reported Income Tax Expense From Continuing Operations	$339	31.2%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using a pretax earnings and income tax expense, both adjusted for the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.